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                                           INVESTMENT ADVISORY AGREEMENT


         INVESTMENT ADVISORY AGREEMENT, dated this 29th day of March, 2011, by and between MFS SERIES TRUST X, a Massachusetts business trust (the Trust), on behalf of its series of shares (the Fund) listed on Appendix A attached hereto, and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware
 corporation (the Adviser).

                                                    WITNESSETH:

         WHEREAS, the Trust is engaged in business as an investment company registered under the Investment
Company Act of 1940; and

         WHEREAS, the Adviser is willing to provide services to the Fund on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         Article 1. Duties of the Adviser. (a) The Adviser shall provide the Fund with such investment advice and supervision as the latter may from time to time consider necessary for the proper supervision of its assets.
The Adviser shall act as investment adviser to the Fund and as such shall furnish continuously an investment program and shall determine from time to time what securities or other instruments shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held uninvested, subject always to the restrictions
of the Trusts Amended and Restated Declaration of Trust, dated December 16, 2004, and By-Laws, each as amended from time to time (respectively, the Declaration and the By-Laws), to the provisions of the Investment
Company Act of 1940 and the Rules,  Regulations  and orders  thereunder and to the Funds  then-current  Prospectus
and  Statement of Additional  Information.  The Adviser also shall  exercise voting  rights,  rights to consent to
corporate  actions and any other rights  pertaining  to the Funds  portfolio securities  in  accordance  with the
Advisers  policies  and  procedures  as  presented  to the  Trustees  of the
 Trust  from time to time.  Should the
Trustees at any time, however, make any definite determination as to the investment policy and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination shall be revoked.

         (b) The Adviser shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to plac all orders for the purchase or sale
of portfolio securities or other instruments for the Funds account with brokers or dealers selected by it, and to that end, the Adviser is authorized as the agent of the Fund to give instructions to the Custodian of the Fund as to the deliveries of securities or other instruments and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders,  the Adviser is directed
to seek for the Fund the best overall price and execution available from responsible brokerage firms, taking account of all factors it deems relevant, including by way of illustration:
 price;  the size of the transaction;
the nature of the market for the security;  the amount of the commission;
the timing and impact of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker or dealer involved; and the quality of services rendered by the broker or dealer in other transactions. In fulfilling this requirement, the Adviser shall not be deemed to have acted unlawfully  or to have breached any
duty, created by this Agreement or otherwise, solely by reason of its having caused the Fund to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser  determined in good
faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that  particular  transaction  or the
Advisers overall responsibilities with respect to the Fund and to other clients of the Adviser as to which the Adviser exercises investment discretion. Subject to seeking the best price and execution as described above, and in accordance with applicable rules and regulations, the Adviser also is authorized to consider sales of shares of the Fund or of other funds or accounts of the Adviser as a factor in the selection of brokers and dealers.

         (c) The Adviser may from time to time enter into sub-investment advisory agreements with respect to the
Fund with one or more  investment  advisers with such terms and conditions as the Adviser may  determine,  provided
that such sub-investment advisory agreements have been approved in accordance with applicable provisions of the Investment Company Act of 1940 and any rules, regulations or orders of the Securities and Exchange Commission thereunder. Subject to the provisions of Article 6, the Adviser shall not be liable for any error of judgment or mistake of law by any sub-adviser or for any loss arising out of any investment made by any sub-adviser or for any act or omission in the execution and management of the Fund by any sub-adviser.

         Article 2. Allocation of Charges and Expenses. (a) The Adviser shall furnish at its own expense investment advisory and administrative services, office space, equipment and clerical personnel necessary for servicing the investments of the Fund and maintaining its organization, and investment advisory facilities and executive and supervisory personnel for managing the investments and effecting the portfolio transactions of the Fund. The Adviser shall arrange, if desired by the Trust, for directors, officers and employees of the Adviser to serve as Trustees, officers or agents of the Trust if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

(b) It is understood that the Trust and the Fund will pay all of their own expenses incurred in their operations and the offering of the Funds shares, unless specifically provided otherwise in this Agreement or except to the extent that the Adviser agrees in a written instrument executed by the Adviser (specifically referring to this Article 2(b)) to assume or otherwise pay for specified expenses of the Trust or the Fund, including, without limitation: compensation of Trustees not affiliated with the Adviser; governmental fees;
  interest charges; taxes; membership dues in the Investment Company Institute allocable to the Fund; fees and expenses of independent auditors, of legal counsel, and of any transfer agent, registrar or dividend disbursing agent of the Fund; expenses of repurchasing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing stock certificates, shareholder reports, notices, proxy statements and reports to governmental officers and commissions; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Fund; organizational and start up costs;
  such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Fund is a party or otherwise may have an exposure, and the legal obligation which the
  Fund may have to indemnify the Trusts Trustees and officers with respect thereto; and expenses relating to the issuance, registration and qualification of shares of the Fund and the preparation, printing and mailing of prospectuses for such purposes (except to the extent that any Distribution Agreement to which the Trust is a party provides that another party is to pay some or all of such expenses).

         (c) The payment or assumption by the Adviser of any expenses of the Trust or the Fund that the Adviser is not obligated by this Agreement or otherwise to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expenses of the Trust or the Fund on any subsequent occasion.

         Article 3. Compensation of the Adviser. For the services to be rendered and the facilities provided, the Fund shall pay to the Adviser an investment advisory fee computed and paid monthly as set forth in Appendix B attached hereto. If the Adviser shall serve for less than the whole of any period specified in this Article 3, the compensation paid to the Adviser will be prorated.

         Article 4. Additional Services. Should the Trust have occasion to request the Adviser or its affiliates to perform administrative or other additional services not herein contemplated or to request the Adviser or its affiliates to arrange for the services of others, the Adviser or its  affiliates  will act for the
Trust on behalf of the Fund upon  request to the best of its  ability,  with compensation  for the  services to be
agreed upon with respect to each such occasion as it arises. No such agreement for additional services shall expand, reduce or otherwise alter the obligations of the Adviser, or the compensation  that the Adviser is due,
under this Agreement.

         Article 5. Covenants of the Adviser. The Adviser agrees that it will not deal with itself, or with the Trustees of the Trust or the Trust's distributor, if any, as principals in making purchases or sales of securities or other property for the account of the Fund, except as permitted by the Investment Company Act of 1940 and any rules, regulations or orders of the Securities and Exchange
 Commission thereunder, will not take a long or short position in the shares of the Fund except as permitted by the applicable law, and will comply with all other provisions of the Declaration and the By-Laws and the then-current Prospectus and Statement of
Additional Information of the Fund relative to the Adviser and its directors and officers.

         Article 6. Limitation of Liability of the Adviser. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or  omission  in the
execution and management of the Fund, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations hereunder. As used in this Article
 6, the term  Adviser  shall include
directors, officers and employees of the Adviser as well as that corporation itself.

         Article 7. Activities of the Adviser. (a) The Trust acknowledges that the services of the Adviser to the Fund are not exclusive, the Adviser being free to render investment advisory  and/or  other  services  to
others. The Trust further acknowledges that it is possible that, based on their investment objectives and policies, certain funds or accounts managed by the Adviser or its affiliates may at times take investment positions or engage in investment techniques which are contrary to positions taken or  techniques  engaged in on
behalf of the Fund.  Notwithstanding  the  foregoing,  the Adviser  will at al times  endeavor to treat all of its
clients in a fair and equitable manner.

         (b) The Trust acknowledges that whenever the Fund and one or more other funds or accounts advised by the Adviser have available monies for investment, investments suitable and  appropriate  for each shall be
allocated in a manner believed by the Adviser to be fair and equitable to each entity. Similarly, opportunities to sell securities or other investments shall be allocated in a manner believed by the Adviser to be fair and
equitable to each entity. The Trust acknowledges that in some instances this may adversely affect the size of the position that may be acquired or disposed of for the Fund.

         (c) It is understood that the Trustees, officers and shareholders of the Trust are or may be or become interested in the Adviser,  as  directors,  officers,  employees,  or otherwise and that  directors,  officers and
employees of the Adviser are or may become similarly interested in the Trust, and that the Adviser may be or become interested in the Fund as a shareholder or otherwise.

         Article 8. MFS Name. The Trust acknowledges that the names Massachusetts Financial Services, MFS or any derivatives thereof or logos associated with those names (collectively, the MFS Marks) are the valuable property of the Adviser and its affiliates. The Adviser grants the Trust and the Fund a non-exclusive and non-transferable right and sub-license to use the MFS Marks only so long as the Adviser serves as investment adviser to the Trust and the Fund. The Trust agrees that if the Adviser for any  reason no longer  serves as
investment adviser to the Fund, and the Adviser so requests, that Fund promptly shall cease to use the MFS Marks and promptly shall amend its registration statement to delete any references to the MFS Marks. Likewise, the Trust agrees that if the Adviser for any reason no longer serves as investment adviser to any Fund of the Trust, and the Adviser so requests, the Trust promptly shall cease to use the MFS Marks and promptly shall amend its Declaration of Trust to delete any references to the MFS Marks.
 The Trust acknowledges that the Adviser may permit other clients to use the MFS Marks in their names or other material.
  For purposes of this  Article,  the
Trust shall be deemed to have taken the required action promptly if such action is taken within 90 days of the Adviser no longer serving as the investment adviser to the Fund of the Trust, or from the date of the Advises request, as the case may be.

         Article 9. Duration, Termination and Amendment of this Agreement. (a) This Agreement shall become effective with respect to the Trust on the date first written above, and shall become effective with respect to the Fund, if approved by the shareholders of the Fund, on the E ffective Date for the Fund, as set forth in Appendix A attached hereto. Thereafter, this Agreement will remain in effect with respect to the Fund for a period of two years from the Effective Date as set forth in Appendix A, on which date it will terminate for the Fund unless its continuance is specifically approved at least annually
(i) by the vote of a majority of the
Trustees of the Trust who are not interested persons of the Trust or of the Adviser at a meeting specifically called for the purpose of voting on such approval, and (ii) by the Board of Trustees of the Trust, or by vote of a majority of the outstanding voting securities of the Fund.

         (b) This Agreement may be terminated as to the Trust or as to the Fund at any time without the payment of any penalty by the Trustees or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, in each case on not more than sixty days' nor less than thirty days  written  notice to the other
party. This Agreement shall automatically terminate in the event of its assignment.

         (c) This Agreement may be amended with respect to the Fund only if such amendment is in writing signed by or on behalf of the Trust and the Adviser and is approved by vote of a majority of the outstanding voting securities of the applicable Fund (if such shareholder approval is required by the Investment Company Act of
1940).

         (d) Any approval, renewal or amendment of this Agreement with respect to the Fund by vote of a majority of the outstanding voting securities of that Fund, by the Trustees of the Trust, or by a majority of the Trustees of the Trust who are not interested persons of the Trust or the
 Adviser,  shall be  effective  to
approve, renew or amend the Agreement with respect to that Fund notwithstanding (i) that the approval, renewal or amendment has not been so approved as to any other Fund, or (ii) that the approval, renewal or amendment has not been approved by the vote of a majority of the outstanding voting securities of the Trust as a whole.

         Article 10. Scope of Trusts Obligations. A copy of the Trusts Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Adviser acknowledges that the obligations of or arising out of this Agreement are not binding upon any of the Trusts Trustees, officers, employees , agents or shareholders individually, but are binding solely upon the assets and property of the Trust.
  If this Agreement is executed by
the Trust on behalf of one or more Funds, the Adviser further acknowledges that the assets and liabilities of the Fund are separate and distinct and that the obligations of or arising out of this Agreement concerning the Fund are binding solely upon the assets or property of the Fund and not upon the assets or property of any other Fund.

         Article 11. Definitions and Interpretations. The terms specifically approved at least annually, vote of a majority of the outstanding voting securities, assignment, affiliated person, and nterested person, when used in this Agreement, shall have the respective meanings specified, and shall be construed in a manner consistent with, the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.
Any question of  interpretation  of any term or provision of this  Agreement having a counterpart  in or otherwise
derived from a term or provision of the Investment Company Act of 1940, the Investment Advisers Act of 1940, the
Securities Act of 1933, or the Securities Exchange Act of 1934 (collectively, the Federal Securities Acts) shall be resolved by reference to such term or provision of the Federal Securities Acts and to interpretations thereof, if any, by United States federal courts or, in the absence of any controlling  decisions  of any such
court, by rules or regulations of the Securities and Exchange Commission. Where the effect of a requirement of the Federal Securities Acts reflected in any provision of this Agreement is revised by rule or regulation of the
Securities and Exchange Commission, such provisions shall be deemed to incorporate the effect of such rule or regulation.

         Article 12. Record Keeping. The Adviser will maintain records in a form acceptable to the Trust and in compliance with the rules and regulations of the Securities and Exchange Commission, including but not limited to records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder, which at all times will be the property of the Trust and will be available for inspection and use by the Trust.

         Article 13. Miscellaneous. (a) This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

         (b) Headings in this Agreement are for ease of reference only and shall not constitute a part of the Agreement.

         (c) Should any portion of this Agreement for any reason be held void in law or equity, the remainder of the Agreement shall be construed to the extent possible as if such voided portion had never been contained herein.

         (d) This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws  provisions  thereof,  except that  questions of interpretation  shall be resolved in
accordance with the provisions of Article 11 above.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned officers thereunto duly authorized, all as of the day and year first above written. The undersigned officer of the Trust has executed this Agreement not individually, but as an officer under the Declaration and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Fund, individually, but bind only the trust estate.



 MFS SERIES TRUST X,

 on behalf of its series set forth in

 Appendix A attached hereto



 By: SUSAN S. NEWTON

  Name:     Susan S. Newton

Title:    Assistant Secretary




   MASSACHUSETTS FINANCIAL
SERVICES COMPANY




      By: ROBERT J. MANNING

   Name:     Robert J. Manning

  Title:    Chairman and

          Chief Executive Officer

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203014


                                                    Appendix A


Fund and Effective Date



Fund                                                         Effective Date

MFS Absolute Return Fund                                     3/29/2011

                                                    Appendix B

                                            Compensation to the Adviser

The investment advisory fee payable by the Fund shall be computed and paid monthly at the annual rate equal to the Funds average daily net assets for its then current fiscal year noted below:

Fund                                       Rate

MFS Absolute Return Fund                   0.65% annually of the Funds average
daily net assets up to $1 billion